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                     [ADELMAN KATZ AND MOND, LLP LETTERHEAD]

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Long Distance Direct Holdings, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 31, 1996, which includes an explanatory paragraph raising substantial doubt about the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB of Long Distance Direct Holdings, Inc. as of December 31, 1995 and for each of the years in the two-year period ended December 31, 1995.

                                            ADELMAN KATZ AND MOND, LLP

New York, NY
July 30, 1996

                                  EXHIBIT 24.1